CHC GROUP REPORTS FISCAL 2016 SECOND QUARTER RESULTS

•	Continued execution of cost reduction program significantly offsets market headwinds

•	Net loss of $42 million in quarter resulting from relatively flat Adjusted EBITDAR, excluding special items, year-over-year

•	Adjusted EBITDAR margin, excluding special items, improved 720 basis points year-over-year

December 8, 2015 – Vancouver, British Columbia, Canada – CHC Group (NYSE: HELI; the “Company”) reported fiscal 2016 second quarter (ended October 31, 2015) consolidated revenue of $361 million, a decline of 21 percent year-over-year driven by unfavorable currency translation effects and continued challenges in the global oil and gas market. On a constant currency basis, revenue decreased 13 percent versus the prior year quarter.

The Company reported a net loss of $42 million, or $0.68 per ordinary share, for the fiscal 2016 second quarter. Excluding special items, Adjusted EBITDAR (earnings before interest, taxes, depreciation, amortization and helicopter lease and other costs) of $124 million was relatively flat year-over-year, reflecting the Company's continued focus on and execution of cost control initiatives. On a constant currency basis, Adjusted EBITDAR, excluding special items, was up modestly year-over-year. Adjusted EBITDAR margin, excluding special items, was 37.3 percent, an increase of 720 basis points year-over-year, resulting from continued execution of our cost control initiatives as well as the impact of foreign exchange. On a year-to-date basis, Adjusted EBITDAR margin, excluding special items, of 35.0 percent reflected an improvement of 670 basis points year-over-year.

The Company had a fiscal 2016 second quarter adjusted net loss of $20 million. Quarterly adjustments included, but were not limited to, a $16 million restructuring charge related to lease and other contractual costs on certain leased helicopters as well as further employee severance costs.

(Periods ended October 31; US$ in millions)	Second Quarter			Year-to-date
	FY15	FY16	% Change	FY15	FY16	% Change
As reported:
Revenue	$458	$361	(21)%	$919	$737	(20)%
Net loss	(177)	(42)	76%	(211)	(89)	58%
Adjusted[1]:
EBITDAR excluding special items[2]	125	124	—%	237	238	1%
EBITDAR margin excluding special items[3]	30.1%	37.3%	720bps	28.3%	35.0%	670bps
Net loss[4]	(25)	(20)	19%	(62)	(54)	13%

1.	See a description of non-GAAP financial measures and reconciliation to comparable GAAP measures later in this document.

2.	Corporate transaction and other costs were excluded from EBITDAR. Please see a description of non-GAAP financial measures and reconciliation to comparable GAAP measures later in this document.

3.
Adjusted EBITDAR margin, excluding special items, is calculated as Adjusted EBITDAR, excluding special items, divided by total revenue less reimbursable revenue. Operating revenue in fiscal 2015 second quarter was $414 million and in fiscal 2016 second quarter was $333 million. Operating revenue in fiscal 2015 year-to-date was $835 million and in fiscal 2016 year-to-date was $680 million.

4.
Adjusted net loss excludes corporate transaction and other costs, asset dispositions, asset impairments, restructuring expense, debt extinguishment, the revaluation of our derivatives and foreign-exchange gain (loss), and net income or loss attributable to non-controlling interests.

Karl Fessenden, President and Chief Executive Officer:
"As we navigate through the current market downturn, we remain laser focused on achieving cost savings, improving capital efficiency, and leveraging and growing our strong customer and OEM relationships. In the fiscal 2016 second quarter, excluding special items and the impact of foreign exchange, we reduced operating expenses at the Adjusted EBITDAR level by approximately $60 million on a year-over-year basis, driving a 720 basis point margin improvement. In the first half of 2016, operating expenses at the Adjusted EBITDAR level were reduced approximately $110 million year-over-year. While we remain confident in the long term fundamentals of the offshore market, the market's expectation of the timing of recovery has extended. As a result, we are planning for a prolonged downturn as we manage through the current operating environment."

Lee Eckert, Chief Financial Officer:
"For the first six months of fiscal 2016, our free cash flow was a use of $147 million, an improvement of $62 million versus the prior year-to-date reflecting a reduction in investing activities as we focus on capital efficiency and control spend. Our liquidity of $473 million remains strong, and we continue to focus on opportunities to reduce our cost base and improve capital efficiency, productivity and commercial excellence."

BUSINESS SEGMENTS
Helicopter Services (flying)
Helicopter Services revenue for the fiscal 2016 second quarter was $325 million, a decline of 22 percent. On a constant currency basis, the decline was 14 percent, driven by lower flying activity and lower reimbursable revenue. Adjusted EBITDAR for the segment was $134 million, a decline of 3 percent mostly due to the impact of foreign exchange. Adjusted EBITDAR margin for the segment was 45.1 percent, an increase of approximately 810 basis points compared to the prior year quarter reflecting the positive impact of foreign exchange and cost saving initiatives.

Heli-One (MRO)
Heli-One’s third-party revenue for the fiscal 2016 second quarter was $36 million, a decline of 13 percent compared to the prior year quarter primarily due to the impact of foreign exchange. On a constant currency basis, revenue decreased 4 percent year-over-year. Adjusted EBITDAR was $6 million, a decrease of $2 million and Adjusted EBITDAR margin was 11.8 percent, an increase of 140 basis points compared to the prior year quarter.

FREE CASH FLOW, LEVERAGE, LIQUIDITY AND COMMITMENTS
Free cash flow through the first half of fiscal 2016 was a use of $147 million, an improvement of $62 million over the prior year, driven by a reduction in aircraft related capital expenditures due to capital efficiency measures taken.

The Company ended the fiscal 2016 second quarter with an adjusted leverage ratio of 5.1x, which was relatively flat on the prior quarter.

The Company ended the quarter with $473 million in liquidity as defined under “Non-GAAP Measures” below. This includes $131 million in undrawn capacity under the asset-based revolving credit facility following the $14 million draw during the quarter. Operating cash flow for the first six months of fiscal 2016 was a use of $27 million, which compared to a use of $26 million in the same period in the prior year.

Fiscal 2016 to date bond repurchases of $41 million represent annualized interest savings of approximately $4 million.

Following the reduction in aircraft purchase commitments announced at the time of the fiscal 2016 first quarter earnings, we have remaining firm aircraft purchase commitments of $258 million of which $30 million are in fiscal 2016.

REVERSE SHARE SPLIT OF ORDINARY SHARES
On December 7, 2015, the Company’s shareholders approved a proposal to authorize the Board of Directors ("the Board”) to effect a reverse share split of the Company’s ordinary shares by way of consolidation.  As previously announced on December 1, 2015, the Company plans to implement a reverse share split, to become effective as of the open of trading on the New York Stock Exchange on December 11, 2015, whereby each 30 ordinary shares (issued and unissued), of a nominal or par value of $0.0001, would be converted to 1 ordinary share of a nominal or par value of $0.003, subject to final approval by the Board on December 10, 2015. For additional information regarding the reverse share split, please refer to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on December 1, 2015 and the Company’s definitive proxy statement filed with the SEC on October 26, 2015.

CONFERENCE CALL
On Wednesday, December 9, 2015, the Company will hold its quarterly results call at 8 a.m. (Eastern Time). The call will also be audio webcast at www.chc.ca/presentations.

Presentation material accompanying the release will be posted to the Company's website before the call begins. Analysts only are invited to dial into and register for the call at 877-407-0778 (toll free) or 201-689-8565 (International), using Conference ID 13624870.

#####

ABOUT CHC
CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The Company has a fleet of more than 220 aircraft and operates on six continents.

#####

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended and other applicable securities legislation. All statements, other than statements of historical fact included in this press release, regarding as well as, our strategy, future operations, projections, conclusions, forecasts and other statements are “forward-looking statements”. While these forward-looking statements represent our best current judgment, actual results could differ materially from the conclusions, forecasts or projections contained in the forward-looking statements. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection in the forward-looking information contained herein. Such factors include: volatility in the oil and gas sector generally, and the potential impact of such volatility on offshore exploration and production, particularly on demand for offshore transportation services, competition in the markets we serve, our ability to secure and maintain long-term support contracts, our ability to maintain standards of acceptable safety performance, exchange rate fluctuations, political, economic, and regulatory uncertainty, problems with our non-wholly owned entities, including potential conflicts with the other owners of such entities, exposure to credit risks, our ability to continue funding our working capital requirements, our ability to remain in compliance with the New York Stock Exchange listing standards including standards that are subject to its sole discretion, risks associated with the anticipated implementation of the reverse share split, risks inherent in the operation of helicopters, unanticipated costs or cost increases associated with our business operations, trade industry exposure, inflation, ability to continue maintaining government issued licenses, necessary aircraft or insurance, loss of key personnel, work stoppages due to labor disputes, and future material acquisitions or dispositions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The Company disclaims any intentions or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to our annual report on Form 10-K and quarterly reports on Form 10-Q, and our other filings, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available free of charge at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates or forward-looking statements made herein.

Contact Information

INVESTORS	MEDIA
Laura Campbell	Susan Gordon
Director, Investor Relations	Senior Director, Global Communications
+1.604.232.7316	+1.214.262.7384
laura.campbell@chc.ca	susan.gordon@chc.ca

Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures that are not required by, or presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), including:

•
net loss adjusted to exclude corporate transaction and other costs, asset dispositions, asset impairments, restructuring expense, debt extinguishment, the revaluation of our derivatives and foreign-exchange gain (loss), and net income or loss attributable to non-controlling interests ("adjusted net loss");

•
earnings before interest, taxes, depreciation, amortization, helicopter lease and associated costs, restructuring expense, asset impairments, gain (loss) on disposal of assets, foreign exchange gain (loss) and other financing income (charges) or total revenue plus earnings from equity accounted investees less direct costs, excluding helicopter lease and associated costs, and general and administration expenses (“Adjusted EBITDAR”);

•	Adjusted EBITDAR, excluding special items, which is Adjusted EBITDAR excluding corporate transaction and other costs;

•	Adjusted EBITDAR margin, which is Adjusted EBITDAR divided by total revenue less reimbursable revenue;

•	Adjusted EBITDAR margin, excluding special items, which is Adjusted EBITDAR, excluding special items, divided by total revenue less reimbursable revenue;

•	Adjusted net loss per ordinary share, which is calculated by dividing adjusted net loss available to common stockholders by the weighted average number of ordinary shares outstanding;

•	free cash flow, which is calculated as net cash provided by or used in operating activities less capital expenditures;

•	liquidity, which is calculated as cash and cash equivalents plus available borrowings under our credit facilities and the undrawn capacity of the asset-based revolving credit facility; and

•	Adjusted leverage ratio, which is Adjusted net debt divided by the trailing twelve months Adjusted EBITDAR, excluding special items.

These non-GAAP measures are not performance measures under GAAP and should not be considered as alternatives to net earnings (loss) or any other performance or liquidity measures derived in accordance with GAAP. In addition, these measures may not be comparable to similarly titled measures of other companies. CHC has provided a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure below.

CHC has chosen to include Adjusted net loss and Adjusted net loss per share as we consider these to be useful measures of our results before adjustments such as asset impairments, gain or loss on the disposal of assets and foreign exchange gains or losses. We have chosen to include Adjusted EBITDAR and Adjusted EBITDAR, excluding special items, Adjusted EBITDAR margin, and Adjusted EBITDAR margin, excluding special items, as we consider these measures to be significant indicators of our financial performance and we use these measures to assist us in allocating available capital resources. We have chosen to include the adjusted leverage ratio and free cash flow as we consider these to be useful measures of our financial condition and results. CHC has provided liquidity to demonstrate the financial flexibility that we have from period to period. CHC has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure below and has presented a detailed discussion of its reasons for including non-GAAP financial measures and the limitations associated with those measures as part of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q and in our Annual Report on Form 10-K. CHC encourages investors to review the reconciliation and the non-GAAP discussion in conjunction with our presentation of these non-GAAP financial measures.

Consolidated Statements of Operations
(Expressed in thousands of United States dollars except share and per share information)
(Unaudited)

	Three months ended		Six months ended
	October 31, 2014	October 31, 2015	October 31, 2014	October 31, 2015
Operating revenue	$414,400	$332,795	$835,474	$679,823
Reimbursable revenue	43,822	27,958	83,396	56,867
Revenue	458,222	360,753	918,870	736,690
Operating expenses:
Direct costs	(378,718)	(287,380)	(773,265)	(601,550)
Earnings from equity accounted investees	1,379	1,338	4,056	2,771
General and administration costs	(22,689)	(18,097)	(44,351)	(34,453)
Depreciation	(33,153)	(35,537)	(66,878)	(75,818)
Restructuring expense	—	(16,211)	—	(35,590)
Asset impairments	(146,131)	(10,459)	(146,406)	(10,459)
Loss on disposal of assets	(2,619)	(1,419)	(7,878)	(2,406)
	(581,931)	(367,765)	(1,034,722)	(757,505)
Operating loss	(123,709)	(7,012)	(115,852)	(20,815)
Interest on long-term debt	(34,715)	(27,286)	(69,587)	(54,232)
Foreign exchange loss	(13,279)	(9,551)	(8,371)	(19,630)
Other financing income (charges)	2,188	5,827	(2,137)	15,921
Loss before income tax	(169,515)	(38,022)	(195,947)	(78,756)
Income tax expense	(7,225)	(3,942)	(15,112)	(9,850)
Net loss	$(176,740)	$(41,964)	$(211,059)	$(88,606)
Net earnings (loss) attributable to:
Controlling interest	$(183,582)	$(44,116)	$(225,682)	$(97,478)
Non-controlling interests	6,842	2,152	14,623	8,872
Net loss	$(176,740)	$(41,964)	$(211,059)	$(88,606)

Net loss per ordinary share available to common stockholders:
Net loss attributable to controlling interest	$(183,582)	$(44,116)	$(225,682)	$(97,478)
Redeemable convertible preferred share dividends	(27)	(13,608)	(27)	(26,932)
Adjustment of redeemable non-controlling interest to redemption amount	(31,213)	2,154	(31,213)	18,530
Net loss available to common stockholders	$(214,822)	$(55,570)	$(256,922)	$(105,880)

Net loss per ordinary share available to common stockholders - basic and diluted[1]	$(2.67)	$(0.68)	$(3.19)	$(1.30)

Weighted average number of ordinary shares outstanding - basic and diluted	80,599,164	81,507,978	80,564,925	81,441,891
(1) Net loss per ordinary share is calculated by dividing net loss available to common stockholders by the weighted average number of ordinary shares outstanding - basic and diluted.

Consolidated Balance Sheets
(Expressed in thousands of United States dollars)
(Unaudited)

	April 30, 2015	October 31, 2015
Assets
Current assets:
Cash and cash equivalents	$134,297	$68,392
Receivables, net of allowance for doubtful accounts of $1.7 million and $2.9 million, respectively	241,624	211,143
Income taxes receivable	14,191	15,823
Deferred income tax assets	416	48
Inventories	117,748	101,271
Prepaid expenses	28,742	29,470
Other assets	67,870	65,132
	604,888	491,279
Property and equipment, net	951,554	955,758
Investments	33,293	35,407
Intangible assets	169,598	163,764
Restricted cash	19,333	24,982
Other assets	458,156	478,558
Deferred income tax assets	1,333	1,616
Assets held for sale	13,424	7,060
	$2,251,579	$2,158,424
Liabilities and Shareholders' Deficit
Current liabilities:
Payables and accruals	$275,944	$252,300
Deferred revenue	40,949	39,140
Income taxes payable	42,000	40,037
Deferred income tax liabilities	43	115
Current facility secured by accounts receivable	43,379	48,033
Other liabilities	102,100	89,578
Current portion of long-term debt obligations	3,624	19,878
	508,039	489,081
Long-term debt obligations	1,215,655	1,284,070
Deferred revenue	64,387	60,028
Other liabilities	273,274	255,868
Deferred income tax liabilities	8,927	8,951
Total liabilities	2,070,282	2,097,998
Redeemable non-controlling interests	16,940	17,674
Redeemable convertible preferred shares	589,823	616,326
Capital stock	8	8
Additional paid-in capital	1,961,007	1,954,884
Deficit	(2,070,254)	(2,167,732)
Accumulated other comprehensive loss	(316,227)	(360,734)
	(425,466)	(573,574)
	$2,251,579	$2,158,424

Consolidated Statements of Cash Flows
(Expressed in thousands of United States dollars)
(Unaudited)

	Six months ended
	October 31, 2014	October 31, 2015
Cash provided by (used in):
Operating activities:
Net loss	$(211,059)	$(88,606)
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation	66,878	75,818
Loss on disposal of assets	7,878	2,406
Asset impairments	146,406	10,459
Earnings from equity accounted investees less dividends received	(1,808)	(2,186)
Deferred income taxes	639	185
Non-cash stock-based compensation expense	5,557	1,850
Net loss (gain) on debt extinguishment	7,444	(17,799)
Amortization of long-term debt and lease deferred financing costs	5,108	5,003
Unrealized net gain on derivative financial instruments	(19,734)	(19,925)
Non-cash defined benefit pension income	(396)	(343)
Defined benefit contributions and benefits paid	(27,072)	(16,429)
Unrealized loss on foreign currency exchange translation	3,720	18,544
Other	(7,002)	(6,967)
Change in cash resulting from changes in operating assets and liabilities
Receivables, net of allowance	8,552	18,555
Income taxes receivable and payable	(1,223)	985
Inventories	(9,633)	(2,088)
Prepaid expenses	(2,899)	(829)
Payables and accruals	(17,306)	(8,325)
Deferred revenue	14,144	3,501
Other assets and liabilities	5,518	(705)
Cash used in operating activities	(26,288)	(26,896)
Financing activities:
Sold interest in accounts receivable, net of collections	(11,826)	8,305
Net proceeds from issuance of redeemable convertible preferred shares	110,194	—
Long-term debt proceeds	325,000	326,400
Long-term debt repayments	(327,228)	(215,748)
Redemption and repurchases of senior secured notes	(70,620)	—
Redemption and repurchases of senior unsecured notes	—	(22,101)
Increase in deferred financing costs	—	(4,868)
Distribution paid to non-controlling interest	(8,500)	—
Cash provided by financing activities	17,020	91,988
Investing activities:
Property and equipment additions	(247,742)	(106,952)
Proceeds from disposal of property and equipment	102,554	28,470
Helicopter deposits net of lease inception refunds	(25,610)	(32,607)
Restricted cash	(11,735)	(8,736)
Cash used in investing activities	(182,533)	(119,825)
Effect of exchange rate changes on cash and cash equivalents	(2,809)	(11,172)
Change in cash and cash equivalents during the period	(194,610)	(65,905)
Cash and cash equivalents, beginning of period	302,522	134,297
Cash and cash equivalents, end of period	$107,912	$68,392

Segment Performance
(Expressed in thousands of United States dollars)
(Unaudited)
Segment Third-party Revenue

	Three months ended		Six months ended
	October 31, 2014	October 31, 2015	October 31, 2014	October 31, 2015
Helicopter Services operating revenue	$373,369	$296,921	$757,506	$608,512
Reimbursable revenue	43,822	27,958	83,396	56,867
Helicopter Services total external revenue	417,191	324,879	840,902	665,379
Heli-One external revenue	41,031	35,874	77,968	71,311
Consolidated external revenue	$458,222	$360,753	$918,870	$736,690

EBITDAR Summary

	Three months ended		Six months ended
	October 31, 2014	October 31, 2015	October 31, 2014	October 31, 2015
Helicopter Services	$138,026	$133,823	$264,827	$255,066
Heli-One	8,035	6,243	13,311	13,607
Corporate and other	(22,689)	(18,097)	(44,351)	(34,453)
Inter-segment eliminations	(640)	(2,074)	(659)	(2,807)
Adjusted EBITDAR[1]	$122,732	$119,895	$233,128	$231,413

(1) See a description of non-GAAP financial measures under "Non-GAAP Financial Measures" and reconciliation to comparable GAAP measures below.

EBITDAR - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Six months ended
	October 31, 2014	October 31, 2015	October 31, 2014	October 31, 2015
Helicopter Services	$138,026	$133,823	$264,827	$255,066
Heli-One	8,035	6,243	13,311	13,607
Corporate and other	(22,689)	(18,097)	(44,351)	(34,453)
Inter-segment eliminations	(640)	(2,074)	(659)	(2,807)
Adjusted EBITDAR	122,732	119,895	233,128	231,413
Helicopter lease and associated costs	(64,538)	(63,281)	(127,818)	(127,955)
Depreciation	(33,153)	(35,537)	(66,878)	(75,818)
Restructuring expense	—	(16,211)	—	(35,590)
Asset impairments	(146,131)	(10,459)	(146,406)	(10,459)
Loss on disposal of assets	(2,619)	(1,419)	(7,878)	(2,406)
Operating loss	(123,709)	(7,012)	(115,852)	(20,815)
Interest on long-term debt	(34,715)	(27,286)	(69,587)	(54,232)
Foreign exchange loss	(13,279)	(9,551)	(8,371)	(19,630)
Other financing income (charges)	2,188	5,827	(2,137)	15,921
Loss before income tax	(169,515)	(38,022)	(195,947)	(78,756)
Income tax expense	(7,225)	(3,942)	(15,112)	(9,850)
Net loss	$(176,740)	$(41,964)	$(211,059)	$(88,606)
Net earnings (loss) attributable to:
Controlling interest	$(183,582)	$(44,116)	$(225,682)	$(97,478)
Non-controlling interests	6,842	2,152	14,623	8,872
Net loss	$(176,740)	$(41,964)	$(211,059)	$(88,606)

EBITDAR excluding special items - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Six months ended
	October 31, 2014	October 31, 2015	October 31, 2014	October 31, 2015
Adjusted EBITDAR	$122,732	$119,895	$233,128	$231,413
Corporate transaction and other costs[1]	1,823	4,267	3,524	6,576
Adjusted EBITDAR excluding special items	$124,555	$124,162	$236,652	$237,989
Adjusted Net Loss - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars except share and per share information)
(Unaudited)

	Three months ended		Six months ended
	October 31, 2014	October 31, 2015	October 31, 2014	October 31, 2015
Net loss attributable to controlling interest	$(183,582)	$(44,116)	$(225,682)	$(97,478)
Corporate transaction and other costs[1]	1,823	4,267	3,524	6,576
Restructuring expense[2]	—	16,211	—	35,590
Asset impairments	146,131	10,459	146,406	10,459
Loss on disposal of assets	2,619	1,419	7,878	2,406
Foreign exchange loss	13,279	9,551	8,371	19,630
Net loss (gain) on debt extinguishment[3]	—	(3,112)	7,444	(17,799)
Unrealized gain on derivatives	(5,338)	(14,896)	(9,681)	(13,288)
Adjusted net loss	$(25,068)	$(20,217)	$(61,740)	$(53,904)
Redeemable convertible preferred share dividends	(27)	(13,608)	(27)	(26,932)
Adjusted net loss available to common stockholders[4]	$(25,095)	$(33,825)	$(61,767)	$(80,836)
Weighted average number of ordinary shares outstanding - basic and diluted	80,599,164	81,507,978	80,564,925	81,441,891
Adjusted net loss per ordinary share[5]	$(0.31)	$(0.41)	$(0.77)	$(0.99)

(1) Corporate transaction and other costs include costs related to senior executive turnover and other transactions.
(2) Restructuring expense relates to severance and other costs incurred as part of a review of our operations and organizational structure and fleet.
(3) Net loss (gain) on debt extinguishment relates to the redemption and purchase on the open market of our senior secured and senior unsecured notes.
(4) Adjusted net loss available to common stockholders includes redeemable convertible preferred share dividends but excludes the adjustment of $(31.2) million in the three and six months ended October 31, 2014 and $2.2 million and $18.5 million in the three and six months ended October 31, 2015, respectively, of our redeemable non-controlling interest to redemption amount which was recognized in additional paid-in capital.
(5) Adjusted net loss per ordinary share is calculated by dividing adjusted net loss available to common stockholders by the weighted average number of ordinary shares outstanding.

Reconciliation of Adjusted EBITDAR excluding special items to Adjusted Net Loss
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Six months ended
	October 31, 2014	October 31, 2015	October 31, 2014	October 31, 2015
Adjusted EBITDAR excluding special items	$124,555	$124,162	$236,652	$237,989
Helicopter lease and associated costs	(64,538)	(63,281)	(127,818)	(127,955)
Depreciation	(33,153)	(35,537)	(66,878)	(75,818)
Net loss (gain) on debt extinguishment	—	(3,112)	7,444	(17,799)
Unrealized gain on derivatives	(5,338)	(14,896)	(9,681)	(13,288)
Interest on long-term debt	(34,715)	(27,286)	(69,587)	(54,232)
Other financing income (charges)	2,188	5,827	(2,137)	15,921
Income tax expense	(7,225)	(3,942)	(15,112)	(9,850)
Earnings attributable to non-controlling interests	(6,842)	(2,152)	(14,623)	(8,872)
Adjusted net loss	$(25,068)	$(20,217)	$(61,740)	$(53,904)

Reconciliation of Adjusted Net Debt
(Expressed in millions of United States dollars)
(Unaudited)

	April 30, 2015	October 31, 2015
Long-term debt obligations	$1,215.7	$1,284.1
Current portion of long-term debt obligations	3.6	19.9
Discount on senior secured notes	9.1	8.4
Premium on senior secured notes	(1.2)	(1.1)
Less: Cash and cash equivalents	(134.3)	(68.4)
Net Debt	$1,092.9	$1,242.9
NPV of operating lease commitments[1]	1,212.9	1,115.5
	$2,305.8	$2,358.4

(1) The net present value (NPV) of operating lease commitments as of April 30, 2015 and October 31, 2015, discounted at 9%, excluding operating leases for helicopters that form part of our restructuring liability.

Reconciliation of Free Cash Flow to Consolidated Statements of Cash Flows
(Expressed in thousands of United States dollars)
(Unaudited)

	Six months ended
	October 31, 2013	October 31, 2014
Consolidated change in cash and cash equivalents during the period	$(194,610)	$(65,905)
Less:
Cash provided by financing activities	17,020	91,988
Effect of exchange rate changes on cash and cash equivalents	(2,809)	(11,172)
Free cash flow	$(208,821)	$(146,721)

Reconciliation of Liquidity
(Expressed in millions of United States dollars)
(Unaudited)

	April 30, 2015	October 31, 2015
Cash and cash equivalents	$134.3	$68.4
Senior secured revolving credit facility:
Facility credit limit	375.0	375.0
Outstanding balance on senior secured revolving credit facility	—	(98.0)
Outstanding letters of credit	(33.3)	(25.3)
Available senior secured revolving credit facility	341.7	251.7
Asset-based revolving credit facility:
Facility credit limit	—	145.0
Outstanding balance on asset-based revolving credit facility	—	(14.4)
Asset-based revolving credit facility	—	130.6
Available overdraft facilities	24.1	22.1
	$500.1	$472.8